         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 2001
                                            REGISTRATION STATEMENT NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                        STANDARD COMMERCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

               NORTH CAROLINA                                 13-1337610
       (State or other jurisdiction                       (I.R.S. Employer
     of incorporation or organization)                   Identification No.)

                               2201 Miller Road
                         Wilson, North Carolina  27893
                                (252) 291-5507
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                2001 PERFORMANCE IMPROVEMENT COMPENSATION PLAN
                           (Full title of the plan)

                              ROBERT E. HARRISON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        STANDARD COMMERCIAL CORPORATION
                               2201 MILLER ROAD
                         WILSON, NORTH CAROLINA  27893
                                (252) 291-5507
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:
                           DONALD R. REYNOLDS, ESQ.
                       WYRICK ROBBINS YATES & PONTON LLP
                       4101 LAKE BOONE TRAIL, SUITE 300
                         RALEIGH, NORTH CAROLINA 27607
                                (919) 781-4000
                              FAX (919) 781-4865

                             _____________________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
     Title of Each Class                            Proposed Maximum      Proposed Maximum
      of Securities to            Amount to be       Offering Price      Aggregate Offering         Amount of
        be Registered          Registered (1) (3)     Per Share(2)            Price(2)         Registration Fee (3)
----------------------------------------------------------------------------------------------------------------------
         Common Stock,           829,567 shares          $17.605            $14,604,527.04          $3,300.94
  $0.20 par value per share
======================================================================================================================

(1) The amount of shares registered consists of 829,567 shares under the 2001 Performance Improvement Compensation Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers (a) an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions, and (b) an indeterminable amount of interests to be offered or sold pursuant to the 2001 Performance Improvement Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 15, 2001, in accordance with Rule 457(c).

(3) Pursuant to Rule 457(b) the amount of the registration fee is based upon the registration of 750,000 shares, as the registration fee for 79,576 shares was previously paid in connection with the registration of such shares on Form S-8 (File No. 333-59760).

================================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* The documents(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by Standard Commercial Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed pursuant to Section 13 of the Exchange Act;

     (3) The Company's Amended and Restated Proxy Statement filed on July 16, 2001 pursuant to Section 14(a) of the Exchange Act;

     (4) The Company's Current Report on Form 8-K, filed pursuant to Section 13 of the Exchange Act on April 10, 2001; and

     (5) The description of the Company's common stock contained in the Company's Registration Statements filed pursuant to Section 12 of the Exchange Act, as amended from time to time.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's Articles of Incorporation and Bylaws include provisions to
(1) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act (the "North Carolina Law"), and (2) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Sections 55-8-50 through 55-8-58 of the North Carolina Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Sections 55-8-51 and 55-8-57 of the North Carolina Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under North Carolina Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant's Bylaws require the Registrant to indemnify in directors and officers against expenses, judgments, fines, settlement and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant's Bylaws also set forth procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.              Description
-----------              -----------

4.1*      2001 Performance Improvement Compensation Plan
5.1       Opinion of Wyrick Robbins Yates & Ponton LLP
23.1      Consent of Deloitte & Touche, LLP, Independent Auditors
23.2      Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit
          5.1)
24.1      Power of Attorney (see page 4)

---------------
* See Appendix B to the Registrant's revised definitive proxy solicitation materials dated July 16, 2001.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person or the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilson, State of North Carolina, on the 14th day of August 2001.

                              STANDARD COMMERCIAL CORPORATION


                                   By:  /s/ Robert E. Harrison
                                        ----------------------
                                   Robert E. Harrison
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Robert E. Harrison his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any related registration statements filed pursuant to Rule 462(b), promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                 Capacity                                  Date
              ----------                                ----------                                ------
/s/ Robert E. Harrison                    President, Chief Executive Officer                 August 14, 2001
---------------------------               and Director (Principal Executive
Robert E. Harrison                        Officer)


/s/ Robert A. Sheets                      Vice President and Chief Financial                 August 14, 2001
---------------------------               Officer (Principal Financial and
Robert A. Sheets                          Accounting Officer)


/s/ William S. Barrack, Jr.               Director                                           August 14, 2001
---------------------------
William S. Barrack, Jr.


/s/ Marvin W. Coghill                     Director                                           August 14, 2001
---------------------------
Marvin W. Coghill


/s/ Mark W. Kehaya                        Director                                           August 14, 2001
---------------------------
Mark W. Kehaya


/s/ Charles H. Mullen                     Director                                           August 14, 2001
---------------------------
Charles H. Mullen

/s/ J. Alec Murray                        Chairman of the Board                              August 14, 2001
---------------------------
J. Alec Murray

/s/ B. Clyde Preslar                      Director                                           August 14, 2001
---------------------------
B. Clyde Preslar

/s/ William S. Sheridan                   Director                                           August 14, 2001
---------------------------
William S. Sheridan

/s/ Daniel M. Sullivan                    Director                                           August 14, 2001
---------------------------
Daniel M. Sullivan


/s/ William A. Ziegler                    Director                                           August 14, 2001
---------------------------
William A. Ziegler